Citigroup Global Markets Holdings Inc.	February 21, 2025 Medium-Term Senior Notes, Series N Pricing Supplement No. 2025-USNCH25914 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01
Autocallable Contingent Coupon Market-Linked Securities Linked to the Worst Performing of Coinbase Global, Inc., Dell Technologies Inc., Marvell Technology, Inc., Micron Technology, Inc. and Tesla, Inc. Due February 26, 2032
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The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for periodic contingent coupon payments at the rate specified below. You will receive a contingent coupon payment on a contingent coupon payment date if, and only if, the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value specified below.

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The securities will be automatically called for redemption prior to maturity if the closing value of the worst performing underlying on any potential autocall date is greater than or equal to its initial underlying value.

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The performance of the securities will depend solely on the performance of the worst performing of the underlyings specified below. You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. In addition, you will not receive dividends with respect to any underlying or participate in any appreciation of any underlying.

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Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:
Underlying
Initial underlying value*
Coupon barrier value**
Coinbase Global, Inc.
$235.38
$148.289
Dell Technologies Inc.
$117.60
$74.088
Marvell Technology, Inc.
$103.81
$65.400
Micron Technology, Inc.
$98.84
$62.269
Tesla, Inc.
$337.80
$212.814
*For each underlying, its closing value on the pricing date
**For each underlying, 63.00% of its initial underlying value

Stated principal amount:	$1,000 per security
Pricing date:	February 21, 2025
Issue date:	February 26, 2025
Valuation dates:
March 21, 2025, April 23, 2025, May 21, 2025, June 23, 2025, July 23, 2025, August 21, 2025, September 23, 2025, October 22, 2025, November 21, 2025, December 22, 2025, January 21, 2026, February 23, 2026, March 23, 2026, April 22, 2026, May 20, 2026, June 23, 2026, July 22, 2026, August 21, 2026, September 23, 2026, October 21, 2026, November 23, 2026, December 22, 2026, January 21, 2027, February 23, 2027, March 23, 2027, April 21, 2027, May 21, 2027, June 23, 2027, July 21, 2027, August 23, 2027, September 22, 2027, October 21, 2027, November 22, 2027, December 21, 2027, January 21, 2028, February 23, 2028, March 22, 2028, April 21, 2028, May 23, 2028, June 21, 2028, July 21, 2028, August 23, 2028, September 21, 2028, October 23, 2028, November 21, 2028, December 20, 2028, January 23, 2029, February 21, 2029, March 21, 2029, April 23, 2029, May 23, 2029, June 21, 2029, July 23, 2029, August 22, 2029, September 21, 2029, October 23, 2029, November 20, 2029, December 20, 2029, January 23, 2030, February 21, 2030, March 21, 2030, April 23, 2030, May 22, 2030, June 21, 2030, July 23, 2030, August 21, 2030, September 23, 2030, October 23, 2030, November 21, 2030, December 20, 2030, January 22, 2031, February 21, 2031, March 21, 2031, April 23, 2031, May 21, 2031, June 23, 2031, July 23, 2031, August 21, 2031, September 23, 2031, October 22, 2031, November 21, 2031, December 22, 2031, January 21, 2032 and February 23, 2032 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	Unless earlier redeemed, February 26, 2032
Contingent coupon payment dates:
The 26th day of each month, beginning in March 2025, provided that the final contingent coupon payment date will be the maturity date. Each contingent coupon payment date is subject to postponement to the next succeeding business day if such day is not a business day. In addition, if the valuation date immediately preceding any contingent coupon payment date is postponed, that contingent coupon payment date will be postponed to the third business day following that valuation date as postponed; provided that the contingent coupon payment date with respect to the final valuation date will be the maturity date. No interest will accrue as a result of any delayed payment.

Contingent coupon:
On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.00% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 12.00% per annum) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date.

Payment at maturity:
If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold, the stated principal amount plus the final contingent coupon payment, if applicable.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer(3)
Per security:	$1,000.00	$41.25	$958.75
Total:	$1,602,000.00	$66,082.50	$1,535,917.50
(Key Terms continued on next page)
(1) On the date of this pricing supplement, the estimated value of the securities is $919.70 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.
(2) CGMI will receive an underwriting fee of up to $41.25 for each security sold in this offering. The total underwriting fee and proceeds to issuer in the table above give effect to the actual total underwriting fee. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.
(3) The per security proceeds to issuer indicated above represent the minimum per security proceeds to issuer for any security, assuming the maximum per security underwriting fee. As noted above, the underwriting fee is variable.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:
Product Supplement No. EA-03-09 dated March 7, 2023          Prospectus Supplement and Prospectus each dated March 7, 2023
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Automatic early redemption:
If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.

Potential autocall dates:
The valuation dates scheduled to occur on February 23, 2026, May 20, 2026, August 21, 2026, November 23, 2026, February 23, 2027, May 21, 2027, August 23, 2027, November 22, 2027, February 23, 2028, May 23, 2028, August 23, 2028, November 21, 2028, February 21, 2029, May 23, 2029, August 22, 2029, November 20, 2029, February 21, 2030, May 22, 2030, August 21, 2030, November 21, 2030, February 21, 2031, May 21, 2031, August 21, 2031 and November 21, 2031

Worst performing underlying:	For any valuation date, the underlying with the lowest underlying return determined as of that valuation date
Underlying return:	For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value
CUSIP / ISIN:	17333HTT1 / US17333HTT13
Additional Information
General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.
Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of (i) Marvell Technology, Inc., Micron Technology, Inc. and Tesla, Inc. are their respective shares of common stock, (ii) Coinbase Global, Inc. are its shares of Class A common stock and (iii) Dell Technologies Inc. are its shares of Class C common stock. Please see the accompanying product supplement for more information.
PS-2

Citigroup Global Markets Holdings Inc.

Hypothetical Examples
The examples below illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically called for redemption following a valuation date that is also a potential autocall date. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.
The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values or coupon barrier values of the underlyings. For the actual initial underlying value and coupon barrier value of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial underlying value and coupon barrier value of each underlying, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded.
Underlying	Hypothetical initial underlying value	Hypothetical coupon barrier value
Coinbase Global, Inc.	$100.00	$63.00 (63.00% of its hypothetical initial underlying value)
Dell Technologies Inc.	$100.00	$63.00 (63.00% of its hypothetical initial underlying value)
Marvell Technology, Inc.	$100.00	$63.00 (63.00% of its hypothetical initial underlying value)
Micron Technology, Inc.	$100.00	$63.00 (63.00% of its hypothetical initial underlying value)
Tesla, Inc.	$100.00	$63.00 (63.00% of its hypothetical initial underlying value)
Hypothetical Examples of Contingent Coupon Payments and any Payment upon Automatic Early Redemption Following a Valuation Date that is also a Potential Autocall Date
The three hypothetical examples below illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically redeemed following a hypothetical valuation date that is also a potential autocall date, assuming that the closing values of the underlyings on the hypothetical valuation date are as indicated below.
	Hypothetical closing value of Coinbase Global, Inc. on hypothetical valuation date	Hypothetical closing value of Dell Technologies Inc. on hypothetical valuation date	Hypothetical closing value of Marvell Technology, Inc. on hypothetical valuation date	Hypothetical closing value of Micron Technology, Inc. on hypothetical valuation date	Hypothetical closing value of Tesla, Inc. on hypothetical valuation date	Hypothetical payment per $1,000.00 security on related contingent coupon payment date
Example 1	$120 (underlying return = ($120 - $100) / $100 = 20%)	$85 (underlying return = ($85 - $100) / $100 = -15%)	$120 (underlying return = ($120 - $100) / $100 = 20%)	$135 (underlying return = ($135 - $100) / $100 = 35%)	$100 (underlying return = ($100 - $100) / $100 = 0%)	$10.00 (contingent coupon is paid; securities not redeemed)
Example 2	$45 (underlying return = ($45 - $100) / $100 = -55%)	$120 (underlying return = ($120 - $100) / $100 = 20%)	$130 (underlying return = ($130 - $100) / $100 = 30%)	$130 (underlying return = ($130 - $100) / $100 = 30%)	$130 (underlying return = ($130 - $100) / $100 = 30%)	$0.00 (no contingent coupon; securities not redeemed)
Example 3	$140 (underlying return = ($140 - $100) / $100 = 40%)	$115 (underlying return = ($115 - $100) / $100 = 15%)	$110 (underlying return = ($110 - $100) / $100 = 10%)	$140 (underlying return = ($140 - $100) / $100 = 40%)	$140 (underlying return = ($140 - $100) / $100 = 40%)	$1,010.00 (contingent coupon is paid; securities redeemed)
Example 1: On the hypothetical valuation date, Dell Technologies Inc. has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than its coupon barrier value but less than its initial underlying value. As a result, investors in the securities would receive the contingent coupon payment on the related contingent coupon payment date and the securities would not be automatically redeemed.
Example 2: On the hypothetical valuation date, Coinbase Global, Inc. has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is less than its coupon barrier value. As a result, investors would not receive any payment on the related contingent coupon payment date and the securities would not be automatically redeemed.
Investors in the securities will not receive a contingent coupon on the contingent coupon payment date following a valuation date if the closing value of the worst performing underlying on that valuation date is less than its coupon barrier value. Whether a contingent coupon is paid following a valuation date depends solely on the closing value of the worst performing underlying on that valuation date.
Example 3: On the hypothetical valuation date, Marvell Technology, Inc. has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than both its coupon barrier value and its initial underlying value. As a result, the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment.
If the hypothetical valuation date were not also a potential autocall date, the securities would not be automatically redeemed on the related contingent coupon payment date.
PS-3

Citigroup Global Markets Holdings Inc.

Summary Risk Factors
An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.
The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Notes” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.
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Although the securities provide for the repayment of the stated principal amount at maturity, you may nevertheless suffer a loss on your investment in real value terms if you do not receive one or more, or any contingent coupon payments. This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that does generate a positive real return. This potential loss in real value terms is significant given the term of the securities. You should carefully consider whether an investment that may provide a return that is lower than the return on alternative investments, is appropriate for you.

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You will not receive any contingent coupon on the contingent coupon payment date following any valuation date on which the closing value of the worst performing underlying on that valuation date is less than its coupon barrier value. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on each valuation date is below its coupon barrier value, you will not receive any contingent coupon payments over the term of the securities.

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The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

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The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

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You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

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You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that their closing values tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

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The securities may be automatically redeemed prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential autocall date, the securities will be automatically called for redemption if the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value. As a result, if the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically redeemed, cutting short your opportunity to receive contingent coupon payments. If the securities are automatically redeemed prior to maturity, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

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The securities do not offer any upside exposure to any underlying. You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on any underlying over the term of the securities. In addition, as an investor in the securities, you will not receive any dividends or other distributions or have any other rights with respect to any of the underlyings.

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The performance of the securities will depend on the closing values of the underlyings solely on the valuation dates, which makes the securities particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. Whether the contingent coupon will be paid on any given contingent coupon payment date and whether the securities will be automatically redeemed prior to maturity will depend on the closing values of the underlyings solely on the applicable valuation dates, regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not automatically

PS-4

Citigroup Global Markets Holdings Inc.

redeemed prior to maturity, what you receive at maturity will depend solely on the closing value of the worst performing underlying on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. You should understand that the closing value of each underlying has historically been highly volatile.

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The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

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The securities are riskier than securities with a shorter term. The securities are relatively long-dated. Because the securities are relatively long-dated, many of the risks of the securities are heightened as compared to securities with a shorter term, because you will be subject to those risks for a longer period of time.  In addition, the value of a longer-dated security is typically less than the value of an otherwise comparable security with a shorter term.

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The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

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Sale of the securities prior to maturity may result in a loss of principal. You will be entitled to receive at least the full stated principal amount of your securities, subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., only if you hold the securities to maturity. The value of the securities may fluctuate during the term of the securities, and if you are able to sell your securities prior to maturity, you may receive less than the full stated principal amount of your securities.

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The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

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The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

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The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.
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The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing

PS-5

Citigroup Global Markets Holdings Inc.

supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

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The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Notes—Risk Factors Relating to All Notes—The value of your notes prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

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Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

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Our offering of the securities is not a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

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The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

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We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

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The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Notes—Risk Factors Relating to All Notes—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the notes” in the accompanying product supplement.

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Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

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The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

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The securities may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares.

PS-6

Citigroup Global Markets Holdings Inc.

Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

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If the underlying shares of an underlying are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

PS-7

Citigroup Global Markets Holdings Inc.

Information About Coinbase Global, Inc.
Coinbase Global, Inc. is a cryptocurrency company that provides customers around the world with a platform for buying, selling, transferring, and storing digital assets. The company offers a variety of products and services that enable individuals, businesses, and developers to participate in the cryptoeconomy. The underlying shares of Coinbase Global, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Coinbase Global, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-40289 through the SEC’s website at http://www.sec.gov. In addition, information regarding Coinbase Global, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Coinbase Global, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “COIN.”
We have derived all information regarding Coinbase Global, Inc. from publicly available information and have not independently verified any information regarding Coinbase Global, Inc. This pricing supplement relates only to the securities and not to Coinbase Global, Inc. We make no representation as to the performance of Coinbase Global, Inc. over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Coinbase Global, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of Coinbase Global, Inc. on February 21, 2025 was $235.38.
The graph below shows the closing value of Coinbase Global, Inc. for each day such value was available from April 14, 2021 to February 21, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.
Coinbase Global, Inc. – Historical Closing Values April 14, 2021 to February 21, 2025

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PS-8

Citigroup Global Markets Holdings Inc.

Information About Dell Technologies Inc.
Dell Technologies Inc. offers computer products, including laptops, desktops, tablets, workstations, servers and monitors. Dell Technologies Inc. serves customers worldwide.  The underlying shares of Dell Technologies Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Dell Technologies Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37867 through the SEC’s website at http://www.sec.gov. In addition, information regarding Dell Technologies Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Dell Technologies Inc. trade on the New York Stock Exchange under the ticker symbol “DELL.”
We have derived all information regarding Dell Technologies Inc. from publicly available information and have not independently verified any information regarding Dell Technologies Inc. This pricing supplement relates only to the securities and not to Dell Technologies Inc. We make no representation as to the performance of Dell Technologies Inc. over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Dell Technologies Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of Dell Technologies Inc. on February 21, 2025 was $117.60.
The graph below shows the closing value of Dell Technologies Inc. for each day such value was available from December 26, 2018 to February 21, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.
Dell Technologies Inc. – Historical Closing Values December 26, 2018 to February 21, 2025

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PS-9

Citigroup Global Markets Holdings Inc.

Information About Marvell Technology, Inc.
Marvell Technology, Inc. develops and produces semiconductors and related technology. The underlying shares of Marvell Technology, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Marvell Technology, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-40357 through the SEC’s website at http://www.sec.gov. In addition, information regarding Marvell Technology, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Marvell Technology, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “MRVL.”
We have derived all information regarding Marvell Technology, Inc. from publicly available information and have not independently verified any information regarding Marvell Technology, Inc. This pricing supplement relates only to the securities and not to Marvell Technology, Inc. We make no representation as to the performance of Marvell Technology, Inc. over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Marvell Technology, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of Marvell Technology, Inc. on February 21, 2025 was $103.81.
The graph below shows the closing value of Marvell Technology, Inc. for each day such value was available from January 2, 2015 to February 21, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.
Marvell Technology, Inc. – Historical Closing Values January 2, 2015 to February 21, 2025

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PS-10

Citigroup Global Markets Holdings Inc.

Information About Micron Technology, Inc.
Micron Technology, Inc., through its subsidiaries, manufactures and markets dynamic random access memory chips (DRAMs), static random access memory chips (SRAMs), flash memory, semiconductor components, and memory modules. The underlying shares of Micron Technology, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Micron Technology, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-10658 through the SEC’s website at http://www.sec.gov. In addition, information regarding Micron Technology, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Micron Technology, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “MU.”
We have derived all information regarding Micron Technology, Inc. from publicly available information and have not independently verified any information regarding Micron Technology, Inc. This pricing supplement relates only to the securities and not to Micron Technology, Inc. We make no representation as to the performance of Micron Technology, Inc. over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Micron Technology, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of Micron Technology, Inc. on February 21, 2025 was $98.84.
The graph below shows the closing value of Micron Technology, Inc. for each day such value was available from January 2, 2015 to February 21, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.
Micron Technology, Inc. – Historical Closing Values January 2, 2015 to February 21, 2025

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PS-11

Citigroup Global Markets Holdings Inc.

Information About Tesla, Inc.
Tesla, Inc. designs, manufactures, and sells electric vehicles and energy generation and storage systems, and offers services related to its sustainable energy products. The underlying shares of Tesla, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Tesla, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-34756 through the SEC’s website at http://www.sec.gov. In addition, information regarding Tesla, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Tesla, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “TSLA.”
We have derived all information regarding Tesla, Inc. from publicly available information and have not independently verified any information regarding Tesla, Inc. This pricing supplement relates only to the securities and not to Tesla, Inc. We make no representation as to the performance of Tesla, Inc. over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Tesla, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of Tesla, Inc. on February 21, 2025 was $337.80.
The graph below shows the closing value of Tesla, Inc. for each day such value was available from January 2, 2015 to February 21, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.
Tesla, Inc. – Historical Closing Values January 2, 2015 to February 21, 2025

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PS-12

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations
In the opinion of our tax counsel, Davis Polk & Wardwell LLP, the securities will be treated as debt for U.S. federal income tax purposes. Due to the lack of governing authority, there is uncertainty regarding whether the securities should be treated for U.S. federal income tax purposes as “contingent payment debt instruments” or “variable rate debt instruments.” Based on current market conditions, we intend to treat the securities for U.S. federal income tax purposes as “contingent payment debt instruments.” The remaining discussion is based on this treatment, except as otherwise noted. You should review carefully the section of the accompanying product supplement called “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Contingent Payment Debt Instruments.”
If you are a U.S. Holder (as defined in the accompanying product supplement), you will be required to recognize interest income at the “comparable yield,” which generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the securities, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the securities. Although it is not clear how the comparable yield should be determined for securities that may be automatically redeemed before maturity, our determination of the comparable yield is based on the maturity date. We are required to construct a “projected payment schedule” in respect of the securities representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the securities equal to the comparable yield. The amount of interest you include in income in each taxable year based on the comparable yield will be adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the securities as determined under the projected payment schedule.
We have determined that the comparable yield for a security is a rate of 5.061%, compounded monthly, and that the projected payment schedule with respect to a security consists of the following payments (subject to the applicable business day convention):
March 26, 2025	$6.229	December 26, 2026	$4.557	September 26, 2028	$3.809	June 26, 2030	$3.322
April 26, 2025	$6.082	January 26, 2027	$4.523	October 26, 2028	$3.753	July 26, 2030	$3.299
May 26, 2025	$5.944	February 26, 2027	$4.473	November 26, 2028	$3.727	August 26, 2030	$3.305
June 26, 2025	$5.821	March 26, 2027	$4.422	December 26, 2028	$3.710	September 26, 2030	$3.270
July 26, 2025	$5.742	April 26, 2027	$4.369	January 26, 2029	$3.688	October 26, 2030	$3.253
August 26, 2025	$5.639	May 26, 2027	$4.347	February 26, 2029	$3.672	November 26, 2030	$3.252
September 26, 2025	$5.547	June 26, 2027	$4.291	March 26, 2029	$3.643	December 26, 2030	$3.230
October 26, 2025	$5.462	July 26, 2027	$4.268	April 26, 2029	$3.623	January 26, 2031	$3.216
November 26, 2025	$5.380	August 26, 2027	$4.211	May 26, 2029	$3.599	February 26, 2031	$3.167
December 26, 2025	$5.318	September 26, 2027	$4.161	June 26, 2029	$3.557	March 26, 2031	$3.180
January 26, 2026	$5.234	October 26, 2027	$4.141	July 26, 2029	$3.547	April 26, 2031	$3.148
February 26, 2026	$5.163	November 26, 2027	$4.091	August 26, 2029	$3.523	May 26, 2031	$3.150
March 26, 2026	$5.091	December 26, 2027	$4.056	September 26, 2029	$3.513	June 26, 2031	$3.131
April 26, 2026	$5.026	January 26, 2028	$4.025	October 26, 2029	$3.477	July 26, 2031	$3.121
May 26, 2026	$4.953	February 26, 2028	$3.993	November 26, 2029	$3.476	August 26, 2031	$3.125
June 26, 2026	$4.880	March 26, 2028	$3.967	December 26, 2029	$3.443	September 26, 2031	$3.082
July 26, 2026	$4.824	April 26, 2028	$3.927	January 26, 2030	$3.419	October 26, 2031	$3.076
August 26, 2026	$4.780	May 26, 2028	$3.913	February 26, 2030	$3.395	November 26, 2031	$3.046
September 26, 2026	$4.708	June 26, 2028	$3.879	March 26, 2030	$3.363	December 26, 2031	$3.046
October 26, 2026	$4.666	July 26, 2028	$3.839	April 26, 2030	$3.365	January 26, 2032	$3.039
November 26, 2026	$4.610	August 26, 2028	$3.805	May 26, 2030	$3.357	February 26, 2032	$1,003.009
Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the securities.
Upon the sale or exchange of the securities (including retirement upon early redemption or at maturity), you generally will recognize gain or loss equal to the difference between the proceeds received and your adjusted tax basis in the securities. Your adjusted tax basis will equal your purchase price for the securities, increased by interest income previously included on the securities (without regard to the adjustments described above) and decreased by prior payments according to the projected payment schedule. Any gain generally will be treated as ordinary income, and any loss generally will be treated as ordinary loss to the extent of prior net interest inclusions on the security and as capital loss thereafter.
Possible Alternative Tax Treatment of an Investment in the Securities
PS-13

Citigroup Global Markets Holdings Inc.

As noted above, if the securities were not treated as contingent payment debt instruments, they would instead be subject to Treasury regulations governing “variable rate debt instruments,” as described in the section of the accompanying product supplement called “United States Federal Tax Considerations―Tax Consequences to U.S. Holders—Notes Treated as Variable Rate Debt Instruments.” If the securities were treated as variable rate debt instruments, a U.S. Holder would (i) recognize stated interest as ordinary interest income at the time it accrues or is received, in accordance with the holder’s method of tax accounting, and (ii) recognize capital gain or loss upon the sale or other taxable disposition of the security.
Non-U.S. Holders. Subject to the discussions below regarding Section 871(m) and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, under current law you generally will not be subject to U.S. federal withholding or income tax in respect of any payment on or any amount received on the sale, exchange, redemption or retirement of the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements. See “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement for a more detailed discussion of the rules applicable to Non-U.S. Holders of the securities.
As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”) or indices that include Underlying Securities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an Internal Revenue Service (“IRS”) notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our tax counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m).
A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.
If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.
You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.
You should also consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Supplemental Plan of Distribution
CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $41.25 for each security sold in this offering. The actual underwriting fee will be equal to the selling concession provided to selected dealers, as described in this paragraph. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $41.25 for each security they sell. For the avoidance of doubt, any fees or selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.
See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.
Valuation of the Securities
CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.
For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from
PS-14

Citigroup Global Markets Holdings Inc.

the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”
Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.
In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 14, 2024, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on February 14, 2024, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.
In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.
Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.
In the opinion of Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.
Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.
Contact
Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.
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